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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-90416, 333-40555, 333-63011, 333-66448, 333-66717, 333-69677,
333-74509, 333-74654, 333-91903, 333-88185, 333-40726, 333-46420, 333-65735 and
333-63983) of Odetics, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8 Nos. 333-75728, 333-05735, 333-44907,
333-30396, 333-90416) of our report dated May 22, 2002, except for Note 1 as to which the date is May 29, 2002, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2002.


                                           /s/ Ernst & Young LLP

Orange County, California
June 26, 2002